-more- February 27, 2023 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 ONEOK Announces 28% Increase in Fourth Quarter 2022 Net Income and 15% Increase in Full-year 2022 Net Income Announces Higher 2023 Financial Guidance TULSA, Okla. - Feb. 27, 2023 - ONEOK, Inc. (NYSE: OKE) today announced higher fourth quarter and full-year 2022 results and 2023 financial guidance. Higher Fourth Quarter 2022 Results, Compared With Fourth Quarter 2021: • 28% increase in net income to $484.9 million, resulting in $1.08 per diluted share. • 14% increase in adjusted EBITDA to $967.4 million. • 27% increase in natural gas pipelines segment adjusted EBITDA. • 18% increase in natural gas gathering and processing segment adjusted EBITDA. • 10% increase in natural gas liquids segment adjusted EBITDA. Higher Full-year 2022 Results, Compared With Full Year 2021: • 15% increase in net income to $1.72 billion, resulting in $3.84 per diluted share. • 7% increase in adjusted EBITDA to $3.62 billion. • 17% increase in natural gas gathering and processing segment adjusted EBITDA. • 24% increase in wells connected to ONEOK’s system. • 12% increase in Rocky Mountain region NGL raw feed throughput volumes. • 3.46 times annualized run-rate net debt-to-EBITDA ratio. Higher 2023 Earnings Guidance, Compared With Full-year 2022 Results: • Net income midpoint of $2.41 billion (includes impact of insurance settlement). • Adjusted EBITDA midpoint of $4.575 billion (includes impact of insurance settlement). • Approximately $1,270 million to $1,480 million in total capital expenditures. “ONEOK enters 2023 from a position of strength, driven by a year of solid financial and operational performance,” said Pierce H. Norton II, ONEOK president and chief executive officer. “We met our 2022 financial guidance expectations despite several weather-related and operational events. Exhibit 99.1

ONEOK Announces 28% Increase in Fourth Quarter 2022 Net Income and 15% Increase in Full-year 2022 Net Income

Feb. 27, 2023

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"Our resilient workforce and assets provide exceptional value for our stakeholders and have positioned ONEOK to continue delivering growth in 2023," added Norton. "Higher natural gas and natural gas liquids volumes, and strong fee-based earnings are expected to contribute to higher earnings in 2023 as we continue to focus on both growing our base businesses and innovating for future opportunities."

FOURTH QUARTER AND FULL-YEAR 2022 FINANCIAL HIGHLIGHTS

	Three Months Ended December 31,		Years Ended December 31,	
	2022	2021	2022	2021
	(Millions of dollars, except per share amounts)			
Net income (a)	$ 484.9	$ 379.4	$ 1,722.2	$ 1,499.7
Diluted earnings per common share (a)	$ 1.08	$ 0.85	$ 3.84	$ 3.35
Adjusted EBITDA (b)	$ 967.4	$ 846.6	$ 3,619.7	$ 3,379.7
Operating income	$ 756.8	$ 652.2	$ 2,807.4	$ 2,596.3
Operating costs	$ 322.2	$ 296.1	$ 1,149.7	$ 1,067.0
Depreciation and amortization	$ 157.4	$ 153.1	$ 626.1	$ 621.7
Equity in net earnings from investments	$ 36.6	$ 34.9	$ 147.7	$ 122.5
Maintenance capital	$ 68.6	$ 81.0	$ 228.4	$ 194.5
Capital expenditures (includes maintenance)	$ 316.1	$ 206.6	$ 1,202.1	$ 696.9

(a) Amounts for the year ended Dec. 31, 2021, include noncash charges of $19.4 million, or 4 cents per diluted share after-tax, related to ONEOK's supplemental executive retirement plan. Amounts for the year ended Dec. 31, 2022, include a $5 million property insurance deductible and an approximately $30 million earnings impact in the natural gas liquids segment from the 45-day waiting period for business interruption coverage related to the Medford incident, which together represent 6 cents per diluted share after tax.
(b) Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) is a non-GAAP measure. A reconciliation to the relevant GAAP measure is included in this news release.

HIGHLIGHTS:

- In January 2023, ONEOK increased its quarterly dividend 2% to 95.5 cents per share, or $3.82 per share on an annualized basis.
- Capital-growth projects:
    - In December 2022, a ONEOK subsidiary filed a Presidential Permit application with the Federal Energy Regulatory Commission (FERC) to construct and operate new international border-crossing facilities at the U.S. and Mexico border. The proposed border facilities would connect upstream with a potential ONEOK intrastate natural gas pipeline, the Saguaro Connector Pipeline, and with a new pipeline under development in Mexico for delivery to an export facility on the west coast of Mexico. A final investment decision on the pipeline is expected in mid-2023.
    - In January 2023, ONEOK announced plans to construct MB-6, a 125,000-barrel per day (bpd) NGL fractionator in Mont Belvieu, Texas, which is expected to be completed in the first quarter 2025.

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ONEOK Announces 28% Increase in Fourth Quarter 2022 Net Income and 15% Increase in Full-year 2022 Net Income

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  - In February 2023, ONEOK's 200 million cubic feet per day (MMcf/d) Demicks Lake III processing plant in the Williston Basin was completed.
  - Construction of the 125,000 bpd MB-5 fractionator in Mont Belvieu, Texas, is expected to be completed early in the second quarter 2023.
- In November 2022, ONEOK completed a $750 million senior notes offering due 2032 generating net proceeds of $742 million.
- In February 2023, ONEOK redeemed $425 million of 5% senior notes due September 2023 with cash on hand.
- In 2022, ONEOK received an MSCI ESG Rating of AAA, and received an ESG Risk Rating in the lowest-risk quintile of Sustainalytics' refiners and pipelines industry, indicating that ONEOK's ESG risk management is in the top 20% of its industry.

FULL-YEAR 2022 FINANCIAL PERFORMANCE

ONEOK reported full-year 2022 net income and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) of $1,722.2 million and $3,619.7 million, respectively. Higher 2022 results were driven primarily by increased producer activity across ONEOK's operations, higher realized commodity prices, higher average fee rates, and higher natural gas storage and transportation services. Results included higher operating costs due primarily to higher outside services, materials and supplies expenses, and higher property taxes, primarily related to the growth of ONEOK's operations.

Net income for the period benefited from lower interest expense related to increased capitalized interest and lower debt balances, and higher equity in net earnings from investments.

Medford Facility Incident Update

In 2022, ONEOK recorded insurance accruals of $150.7 million related to the Medford incident, which fully offset the actual costs incurred following the company's 45-day waiting period for business interruption coverage and its $5.0 million property deductible. A summary of ONEOK's 2022 Medford insurance activity is provided in the table below:

2022 Insurance Accruals

		(Millions of dollars)
Business interruption (a)	$	96.1
Noncash property losses		45.6
Medford response expenses		9.0
Total insurance recoveries accrued	$	150.7
Less: Cash received in 2022	$	(100.0)
Insurance receivable at Dec. 31, 2022	$	50.7

(a) Amounts primarily represent third-party fractionation costs.

In January 2023, ONEOK reached an agreement with its insurer to settle all claims related to the Medford incident for total insurance payments of $930 million, which includes

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ONEOK Announces 28% Increase in Fourth Quarter 2022 Net Income and 15% Increase in Full- year 2022 Net Income Feb. 27, 2023 Page 4 -more- $100 million received in 2022. ONEOK received the remaining $830 million in the first quarter 2023 and applied $50.7 million to the outstanding 2022 receivable, recording a gain in operating income for the difference of $779.3 million in the first quarter 2023. 2023 GUIDANCE: 2023 Guidance Range (Millions of dollars, except per share amounts) ONEOK, Inc. Net income $ 2,260 - $ 2,560 Diluted earnings per common share $ 5.03 - $ 5.69 Adjusted EBITDA (a) $ 4,425 - $ 4,725 Growth capital expenditures $ 1,010 - $ 1,190 Maintenance capital expenditures $ 260 - $ 290 Segment Adjusted EBITDA: Natural Gas Liquids $ 2,795 - $ 2,985 Natural Gas Gathering and Processing $ 1,180 - $ 1,260 Natural Gas Pipelines $ 450 - $ 480 (a) Adjusted EBITDA is a non-GAAP measure. A reconciliation to the relevant GAAP measure is included in this news release. ONEOK’s 2023 net income and adjusted EBITDA guidance include a total impact of $539.3 million related to the Medford incident, comprised of a one-time insurance settlement gain of $779.3 million partially offset by an estimated $240 million primarily related to third- party fractionation costs, which ONEOK expects to incur in 2023. Medford-related costs are expected to be meaningfully lower in 2024 due to ONEOK’s ability to fully utilize the MB-5 fractionator to substantially reduce third-party fractionation costs compared with 2023. 2023 Guidance Range Summary of 2023 Volume Guidance Natural Gas Liquids Raw Feed Throughput (MBbl/d) 1,265 - 1,385 Natural Gas Processed (MMcf/d) 2,040 - 2,340

ONEOK Announces 28% Increase in Fourth Quarter 2022 Net Income and 15% Increase in Full-year 2022 Net Income

Feb. 27, 2023

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Expected 2023 Performance Drivers:

Natural Gas Liquids

- 7% increase in NGL raw feed throughput volumes driven by continued growth from producer activity, plant connections and plant expansions completed in 2022 and 2023.
- Higher average fee rates from inflation-based contract escalators.
- More than 90% fee based earnings.

Natural Gas Gathering and Processing

- More than 10% increase in natural gas volumes processed driven by increasing producer activity in both the Rocky Mountain and Mid-Continent regions.
- Higher average fee rates from inflation-based escalators and increased earnings from volumes hedged at higher commodity prices.
- Approximately 475 to 525 Rocky Mountain region well connections in 2023.
- Approximately 45 to 55 Mid-Continent region well connections in 2023.
- More than 75% fee based earnings.

Natural Gas Pipelines

- Approximately 95% transportation capacity contracted.
- Increased earnings from long-term storage contracts and expansions placed in service.
- More than 95% fee based earnings.

Additional guidance information: https://ir.oneok.com/financial-information/financial-reports.

2022 BUSINESS SEGMENT RESULTS:

Natural Gas Liquids Segment

Adjusted EBITDA for the fourth quarter 2022 and full year 2022 includes $74.4 million and $96.1 million, respectively, of business interruption insurance recoveries related to the Medford incident. Full-year 2022 adjusted EBITDA also includes an approximately $30 million impact from the 45-day business interruption coverage waiting period.

	Three Months Ended December 31,		Years Ended December 31,	
Natural Gas Liquids Segment	2022	2021	2022	2021
	(Millions of dollars)			
Adjusted EBITDA	$ 565.4	$ 515.5	$ 2,095.2	$ 1,963.6
Capital expenditures	$ 135.9	$ 81.1	$ 580.8	$ 306.9

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ONEOK Announces 28% Increase in Fourth Quarter 2022 Net Income and 15% Increase in Full- year 2022 Net Income Feb. 27, 2023 Page 6 -more- The increase in fourth quarter 2022 adjusted EBITDA, compared with the fourth quarter 2021, primarily reflects: • A $57.4 million increase in optimization and marketing due primarily to higher earnings on sales of purity NGLs held in inventory and wider location and commodity price differentials; offset by • A $9.7 million increase in operating costs due primarily to increased property taxes associated with ONEOK’s completed capital-growth projects; and • A $3.3 million decrease in exchange services due primarily to narrower commodity price differentials and lower ethane volume in the Mid-Continent region, offset partially by higher average fee rates. The increase in adjusted EBITDA for the full year 2022, compared with 2021, primarily reflects: • A $102.8 million increase in exchange services (excluding the impact of Winter Storm Uri discussed below) due primarily to: ◦ $186.3 million in higher average fee rates, primarily as a result of inflation-based and fuel cost contract escalators, ◦ $50.1 million in higher volumes primarily in the Rocky Mountain region and Permian Basin, offset partially by lower volumes in the Mid-Continent region, offset by ◦ $129.9 million in higher costs, primarily related to fuel and power costs and higher third-party fractionation costs. A portion of the third-party fractionation costs relate to the 45-day business interruption coverage waiting period associated with the Medford incident, and ◦ $12.9 million related to recognition of proceeds previously considered a gain contingency in 2021; and • A $46.2 million increase in exchange services due to the unfavorable impact of Winter Storm Uri in the first quarter 2021; • An $18.2 million increase in optimization and marketing due primarily to wider location and commodity price differentials, offset partially by nonrecurring activities in the first quarter 2021 during Winter Storm Uri; and • A $13.6 million increase in equity in net earnings from investments due primarily to higher volumes delivered to the Overland Pass Pipeline; offset by • A $48.8 million increase in operating costs due primarily to higher property taxes associated with ONEOK’s completed capital-growth projects and higher outside services expenses.

ONEOK Announces 28% Increase in Fourth Quarter 2022 Net Income and 15% Increase in Full- year 2022 Net Income Feb. 27, 2023 Page 7 -more- Natural Gas Gathering and Processing Segment Three Months Ended Years Ended December 31, December 31, Natural Gas Gathering and Processing Segment 2022 2021 2022 2021 (Millions of dollars) Adjusted EBITDA $ 265.8 $ 225.5 $ 1,036.6 $ 889.1 Capital expenditures $ 123.4 $ 97.8 $ 444.9 $ 275.2 Fourth quarter 2022 adjusted EBITDA increased, compared with the fourth quarter 2021, which primarily reflects: • A $49.9 million increase from higher average fee rates in the Rocky Mountain region and higher realized natural gas and condensate prices, net of hedging; and • A $1.0 million increase from higher volumes due primarily to increased producer activity in the Mid-Continent region, offset by the impacts of winter weather in the Rocky Mountain region in the fourth quarter 2022; offset by • A $10.5 million increase in operating costs due primarily to higher materials and supplies expense and higher outside services expenses. The increase in adjusted EBITDA for the full year 2022, compared with 2021, primarily reflects: • A $127.7 million increase due primarily to higher realized commodity prices, net of hedging, and higher average fee rates; and • A $53.8 million increase from higher volumes due primarily to increased producer activity in the Rocky Mountain and Mid-Continent regions, offset partially by the impact of winter weather in the Rocky Mountain region in the second and fourth quarters of 2022; offset by • A $35.2 million increase in operating costs due primarily to higher materials and supplies expense due primarily to the growth of ONEOK’s operations, and higher outside services expenses. Natural Gas Pipelines Segment Three Months Ended Years Ended December 31, December 31, Natural Gas Pipelines Segment 2022 2021 2022 2021 (Millions of dollars) Adjusted EBITDA $ 131.8 $ 104.2 $ 488.4 $ 527.8 Capital expenditures $ 41.3 $ 19.1 $ 123.4 $ 92.6

ONEOK Announces 28% Increase in Fourth Quarter 2022 Net Income and 15% Increase in Full- year 2022 Net Income Feb. 27, 2023 Page 8 -more- Fourth quarter 2022 adjusted EBITDA increased, compared with the fourth quarter 2021, which primarily reflects: • A $19.6 million increase in storage services due primarily to higher storage rates on negotiated contracts and increased short-term storage activities; and • A $9.3 million increase in transportation services due primarily to higher interruptible revenue; offset by • A $5.9 million increase in operating expenses due primarily to outside services expenses. The decrease in adjusted EBITDA for the full year 2022, compared with 2021, primarily reflects: • A $134.7 million decrease due to increased sales of natural gas previously held in inventory, interruptible transportation revenue, and park and loan activity related to Winter Storm Uri in the first quarter 2021; and • A $12.0 million increase in operating expenses due primarily to higher outside services expenses; offset by • A $51.5 million increase in storage services due primarily to higher storage rates on renegotiated contracts; • A $23.1 million increase in transportation services due primarily to higher interruptible revenue, excluding the impact of Winter Storm Uri in the first quarter 2021 noted above, and higher firm transportation revenue; • A $17.5 million increase due primarily to higher average earnings on sales of natural gas previously held in inventory, excluding the impact of Winter Storm Uri in the first quarter 2021 noted above, and higher pricing on compression services; and • A $10.4 million increase from higher equity in net earnings from investments due primarily to increased volumes on Northern Border Pipeline and higher firm transportation rates on Roadrunner Gas Transmission. EARNINGS CONFERENCE CALL AND WEBCAST: ONEOK executive management will conduct a conference call at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time) on Feb. 28, 2023. The call also will be carried live on ONEOK’s website. To participate in the telephone conference call, dial 1-877-883-0383, entry number 4942992, or log on to www.oneok.com. If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for 90 days. A recording will be available by

ONEOK Announces 28% Increase in Fourth Quarter 2022 Net Income and 15% Increase in Full- year 2022 Net Income Feb. 27, 2023 Page 9 -more- phone for seven days. The playback call may be accessed at 1-877-344-7529, access code 4244810. LINK TO EARNINGS TABLES AND PRESENTATION: https://ir.oneok.com/financial-information/financial-reports NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES: ONEOK has disclosed in this news release adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), which is a non-GAAP financial metric, used to measure the company’s financial performance. Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, noncash impairment charges, income taxes, noncash compensation expense, allowance for equity funds used during construction (equity AFUDC), and other noncash items. Adjusted EBITDA is useful to investors because it, and similar measures, is used by many companies in the industry as a measure of financial performance and is commonly employed by financial analysts and others to evaluate ONEOK’s financial performance and to compare the company’s financial performance with the performance of other companies within the industry. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP. This non-GAAP financial measure excludes some, but not all, items that affect net income. Additionally, this calculation may not be comparable with similarly titled measures of other companies. A reconciliation of net income to adjusted EBITDA is included in the tables. ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid-Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Instagram, Facebook and Twitter. This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plans,” “potential,” “projects,” “scheduled,” “should,” “target,” “will,” “would,” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect our current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving us, including future financial and operating results, our plans, objectives, expectations and intentions, and other statements that are not historical facts, including

ONEOK Announces 28% Increase in Fourth Quarter 2022 Net Income and 15% Increase in Full- year 2022 Net Income Feb. 27, 2023 Page 10 -more- future results of operations, projected cash flow and liquidity, business strategy, expected synergies or cost savings, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. These risks and uncertainties include, without limitation, the following: • the impact of inflationary pressures, including increased interest rates, which may increase our capital expenditures and operating costs, raise the cost of capital or depress economic growth; • the impact on drilling and production by factors beyond our control, including the demand for natural gas, NGLs and crude oil; producers’ desire and ability to drill and obtain necessary permits; regulatory compliance; reserve performance; and capacity constraints and/or shut downs on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities; • risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling, the shutting-in of production by producers, actions taken by federal, state or local governments to require producers to prorate or to cut their production levels as a way to address any excess market supply situations or extended periods of ethane rejection; • demand for our services and products in the proximity of our facilities; • economic climate and growth in the geographic areas in which we operate; • the risk of a slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets; • the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions throughout the world, including the current conflict in Ukraine and the surrounding region; • performance of contractual obligations by our customers, service providers, contractors and shippers; • the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, cybersecurity, climate change initiatives, emissions credits, carbon offsets, carbon pricing, production limits and authorized rates of recovery of natural gas and natural gas transportation costs; • changes in demand for the use of natural gas, NGLs and crude oil because of the development of new technologies or other market conditions caused by concerns about climate change; • the impact of the transformation to a lower-carbon economy, including the timing and extent of the transformation, as well as the expected role of different energy sources, including natural gas, NGLs and crude oil, in such a transformation; • the pace of technological advancements and industry innovation, including those focused on reducing GHG emissions and advancing other climate-related initiatives, and our ability to take advantage of those innovations and developments; • the effectiveness of our risk-management function, including mitigating cyber- and climate-related risks; • our ability to identify and execute opportunities, and the economic viability of those opportunities, including those relating to renewable natural gas, carbon capture, use and storage, other renewable energy sources such as solar and wind and alternative low carbon fuel sources such as hydrogen; • the ability of our existing assets and our ability to apply and continue to develop our expertise to support the growth of, and transformation to, various renewable and alternative energy opportunities, including through the positioning and optimization of our assets; • our ability to efficiently reduce our GHG emissions (both Scope 1 and 2 emissions), including through the use of lower carbon power alternatives, management practices and system optimizations; • the necessity to focus on maintaining and enhancing our existing assets while reducing our Scope 1 and 2 GHG emissions; • the effects of weather and other natural phenomena and the effects of climate change (including physical and transformation-related effects) on our operations, demand for our services and commodity prices; • acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’, customers’ or shippers’ facilities;

ONEOK Announces 28% Increase in Fourth Quarter 2022 Net Income and 15% Increase in Full- year 2022 Net Income Feb. 27, 2023 Page 11 -more- • the inability of insurance proceeds to cover all liabilities or incurred costs and losses, or lost earnings, resulting from a loss; • delays in receiving insurance proceeds from covered losses; • the risk of increased costs for insurance premiums; • increased costs associated with insurance coverage, security or other items as a consequence of terrorist attacks; • the timing and extent of changes in energy commodity prices, including changes due to production decisions by other countries, such as the failure of countries to abide by agreements to reduce production volumes; • competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel; • the ability to market pipeline capacity on favorable terms, including the effects of: – future demand for and prices of natural gas, NGLs and crude oil; – competitive conditions in the overall energy market; – availability of supplies of United States natural gas and crude oil; and – availability of additional storage capacity; • the efficiency of our plants in processing natural gas and extracting and fractionating NGLs; • the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines; • risks of marketing, trading and hedging activities, including the risks of changes in commodity prices or the financial condition of our counterparties; • our ability to control operating costs and make cost-saving changes; • the risks inherent in the use of information systems in our respective businesses and those of our counterparties and service providers, including cyber-attacks, which, according to experts, have increased in volume and sophistication since the beginning of the COVID-19 pandemic; implementation of new software and hardware; and the impact on the timeliness of information for financial reporting; • the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances; • the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates; • the results of governmental actions, administrative proceedings and litigation, regulatory actions, executive orders, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the FERC, the National Transportation Safety Board, Homeland Security, the Pipeline and Hazardous Materials Safety Administration (PHMSA), the U.S. Environmental Protection Agency (EPA) and the U.S. Commodity Futures Trading Commission (CFTC); • the mechanical integrity of facilities and pipelines operated; • the capital-intensive nature of our businesses; • the impact of unforeseen changes in interest rates, debt and equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in equity and bond market returns; • actions by rating agencies concerning our credit; • our indebtedness and guarantee obligations could cause adverse consequences, including making us vulnerable to general adverse economic and industry conditions, limiting our ability to borrow additional funds and placing us at competitive disadvantages compared with our competitors that have less debt; • our ability to access capital at competitive rates or on terms acceptable to us; • our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, fractionation, transportation and storage facilities without labor or contractor problems; • our ability to control construction costs and completion schedules of our pipelines and other projects; • difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines; • the uncertainty of estimates, including accruals and costs of environmental remediation; • the impact of uncontracted capacity in our assets being greater or less than expected; • the impact of potential impairment charges; • the profitability of assets or businesses acquired or constructed by us;

ONEOK Announces 28% Increase in Fourth Quarter 2022 Net Income and 15% Increase in Full- year 2022 Net Income Feb. 27, 2023 Page 12 -more- • the risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions; • the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant; • the impact and outcome of pending and future litigation; • the impact of recently issued and future accounting updates and other changes in accounting policies; and • the risk factors listed in the reports we have filed, which are incorporated by reference, and may file with the SEC; and • the length, severity and reemergence of a pandemic or other health crisis, such as the COVID-19 pandemic and the measures taken to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the factors herein, reduce the demand for natural gas, NGLs and crude oil and significantly disrupt or prevent us and our customers and counterparties from operating in the ordinary course of business for an extended period and increase the cost of operating our business. These reports are also available from the sources described below. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. ONEOK undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or changes in circumstances, expectations or otherwise. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK on file with the SEC. ONEOK's SEC filings are available publicly on the SEC's website at www.sec.gov. ###

ONEOK Announces 28% Increase in Fourth Quarter 2022 Net Income and 15% Increase in Full- year 2022 Net Income Feb. 27, 2023 Page 13 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME Three Months Ended Years Ended December 31, December 31, (Unaudited) 2022 2021 2022 2021 (Thousands of dollars, except per share amounts) Revenues Commodity sales $ 4,655,913 $ 5,064,590 $20,975,462 $15,180,264 Services 376,118 355,901 1,411,430 1,360,045 Total revenues 5,032,031 5,420,491 22,386,892 16,540,309 Cost of sales and fuel (exclusive of items shown separately below) 3,893,245 4,319,039 17,909,866 12,256,655 Operations and maintenance 274,739 255,579 958,246 900,420 Depreciation and amortization 157,415 153,118 626,132 621,701 General taxes 47,400 40,536 191,458 166,668 Other operating (income) expense, net (97,580) 52 (106,229) (1,394) Operating income 756,812 652,167 2,807,419 2,596,259 Equity in net earnings from investments 36,570 34,907 147,720 122,520 Allowance for equity funds used during construction 852 197 2,551 1,682 Other income (expense) (957) 895 (32,099) (3,333) Interest expense (net of capitalized interest of $15,899, $8,529, $57,426, and 25,150, respectively) (166,202) (178,395) (675,946) (732,924) Income before income taxes 627,075 509,771 2,249,645 1,984,204 Income taxes (142,154) (130,398) (527,424) (484,498) Net income 484,921 379,373 1,722,221 1,499,706 Less: Preferred stock dividends 275 275 1,100 1,100 Net income available to common shareholders $ 484,646 $ 379,098 $ 1,721,121 $ 1,498,606 Basic earnings per common share $ 1.08 $ 0.85 $ 3.85 $ 3.36 Diluted earnings per common share $ 1.08 $ 0.85 $ 3.84 $ 3.35 Average shares (thousands) Basic 447,776 446,746 447,507 446,403 Diluted 448,977 448,254 448,447 447,403

ONEOK Announces 28% Increase in Fourth Quarter 2022 Net Income and 15% Increase in Full- year 2022 Net Income Feb. 27, 2023 Page 14 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS December 31, December 31, (Unaudited) 2022 2021 Assets (Thousands of dollars) Current assets Cash and cash equivalents $ 220,227 $ 146,391 Accounts receivable, net 1,532,292 1,441,786 Materials and supplies 148,985 153,019 NGLs and natural gas in storage 431,740 427,880 Commodity imbalances 42,983 39,609 Other current assets 171,548 165,689 Total current assets 2,547,775 2,374,374 Property, plant and equipment Property, plant and equipment 25,015,135 23,820,539 Accumulated depreciation and amortization 5,062,609 4,500,665 Net property, plant and equipment 19,952,526 19,319,874 Investments and other assets Investments in unconsolidated affiliates 801,794 797,613 Goodwill and net intangible assets 752,867 763,295 Other assets 324,132 366,457 Total investments and other assets 1,878,793 1,927,365 Total assets $ 24,379,094 $ 23,621,613

ONEOK Announces 28% Increase in Fourth Quarter 2022 Net Income and 15% Increase in Full- year 2022 Net Income Feb. 27, 2023 Page 15 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Continued) December 31, December 31, (Unaudited) 2022 2021 Liabilities and equity (Thousands of dollars) Current liabilities Current maturities of long-term debt $ 925,000 $ 895,814 Accounts payable 1,359,475 1,332,391 Commodity imbalances 254,139 309,054 Accrued interest 233,053 235,602 Operating lease liability 12,289 13,783 Other current liabilities 267,671 397,975 Total current liabilities 3,051,627 3,184,619 Long-term debt, excluding current maturities 12,695,834 12,747,636 Deferred credits and other liabilities Deferred income taxes 1,738,525 1,166,690 Operating lease liability 68,110 75,636 Other deferred credits 331,113 431,869 Total deferred credits and other liabilities 2,137,748 1,674,195 Commitments and contingencies Equity ONEOK shareholders’ equity: Preferred stock, $0.01 par value: authorized and issued 20,000 shares at December 31, 2022, and at December 31, 2021 — — Common stock, $0.01 par value: authorized 1,200,000,000 shares; issued 474,916,234 shares and outstanding 447,157,771 shares at December 31, 2022; issued 474,916,234 shares and outstanding 446,138,177 shares at December 31, 2021 4,749 4,749 Paid-in capital 7,253,154 7,213,861 Accumulated other comprehensive loss (108,256) (471,351) Retained earnings 50,396 — Treasury stock, at cost: 27,758,463 shares at December 31, 2022, and 28,778,057 shares at December 31, 2021 (706,158) (732,096) Total equity 6,493,885 6,015,163 Total liabilities and equity $ 24,379,094 $ 23,621,613

ONEOK Announces 28% Increase in Fourth Quarter 2022 Net Income and 15% Increase in Full- year 2022 Net Income Feb. 27, 2023 Page 16 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Years Ended December 31, (Unaudited) 2022 2021 (Thousands of dollars) Operating activities Net income $ 1,722,221 $ 1,499,706 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 626,132 621,701 Impairment charges — — Equity in net earnings from investments (147,720) (122,520) Distributions received from unconsolidated affiliates 146,718 123,010 Deferred income tax expense 463,419 472,057 Other, net 91,790 94,091 Changes in assets and liabilities: Accounts receivable (87,274) (610,531) NGLs and natural gas in storage, net of commodity imbalances (62,149) (105,038) Accounts payable (26,106) 622,425 Risk-management assets and liabilities 197,460 (93,713) Other assets and liabilities, net (18,536) 45,084 Cash provided by operating activities 2,905,955 2,546,272 Investing activities Capital expenditures (less allowance for equity funds used during construction) (1,202,057) (696,854) Distributions received from unconsolidated affiliates in excess of cumulative earnings 20,267 19,363 Other, net 42,554 12,199 Cash used in investing activities (1,139,236) (665,292) Financing activities Dividends paid (1,671,582) (1,667,431) Borrowing (repayment) of short-term borrowings, net — — Issuance of long-term debt, net of discounts 869,393 — Repayment of long-term debt (895,814) (604,894) Issuance of common stock 32,442 32,791 Other (27,322) (19,551) Cash provided by (used in) financing activities (1,692,883) (2,259,085) Change in cash and cash equivalents 73,836 (378,105) Cash and cash equivalents at beginning of period 146,391 524,496 Cash and cash equivalents at end of period $ 220,227 $ 146,391

ONEOK Announces 28% Increase in Fourth Quarter 2022 Net Income and 15% Increase in Full-year 2022 Net Income

Feb. 27, 2023

Page 17

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE

(Unaudited)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Years Ended December 31, 2022	Years Ended December 31, 2021
	(Millions of dollars, except as noted)			
Natural Gas Liquids				
Operating costs, excluding noncash compensation adjustments	$ 149.7	$ 139.9	$ 548.2	$ 499.4
Depreciation and amortization	$ 76.4	$ 75.2	$ 302.3	$ 298.9
Equity in net earnings from investments	$ 9.6	$ 6.9	$ 34.6	$ 21.0
Adjusted EBITDA	$ 565.4	$ 515.5	$ 2,095.2	$ 1,963.6
Raw feed throughput (MBbl/d) (a)	1,191	1,269	1,237	1,198
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix ($/gallon)	$ 0.03	$ —	$ 0.04	$ (0.01)
Capital expenditures	$ 135.9	$ 81.1	$ 580.8	$ 306.9

(a) - Represents physical raw feed volumes on which ONEOK charges a fee for transportation and/or fractionation services.

Natural Gas Gathering and Processing				
Operating costs, excluding noncash compensation adjustments	$ 107.9	$ 97.4	$ 386.6	$ 351.4
Depreciation and amortization	$ 64.3	$ 61.9	$ 257.3	$ 260.0
Equity in net earnings from investments	$ —	$ 1.1	$ 4.9	$ 3.8
Adjusted EBITDA	$ 265.8	$ 225.5	$ 1,036.6	$ 889.1
Natural gas gathered (BBtu/d) (a)	2,937	2,862	2,852	2,736
Natural gas processed (BBtu/d) (a) (b)	2,679	2,646	2,612	2,515
Average fee rate ($/MMBtu) (a)	$ 1.15	$ 1.03	$ 1.10	$ 1.04
Capital expenditures	$ 123.4	$ 97.8	$ 444.9	$ 275.2

(a) - Includes volumes for consolidated entities only.

(b) - Includes volumes ONEOK processed at company-owned and third-party facilities.

Natural Gas Pipelines				
Operating costs, excluding noncash compensation adjustments	$ 52.6	$ 46.7	$ 174.1	$ 162.1
Depreciation and amortization	$ 15.5	$ 14.9	$ 62.1	$ 58.7
Equity in net earnings from investments	$ 26.9	$ 26.9	$ 108.2	$ 97.8
Adjusted EBITDA	$ 131.8	$ 104.2	$ 488.4	$ 527.8
Natural gas transportation capacity contracted (MDth/d) (a)	7,609	7,522	7,428	7,395
Transportation capacity contracted (a)	96 %	96 %	94 %	95 %
Capital expenditures	$ 41.3	$ 19.1	$ 123.4	$ 92.6

(a) - Includes volumes for consolidated entities only.

-more-

ONEOK Announces 28% Increase in Fourth Quarter 2022 Net Income and 15% Increase in Full- year 2022 Net Income Feb. 27, 2023 Page 18 -more- ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Three Months Ended Years Ended December 31, December 31, (Unaudited) 2022 2021 2022 2021 (Thousands of dollars) Reconciliation of net income to adjusted EBITDA Net income $ 484,921 $ 379,373 $ 1,722,221 $ 1,499,706 Interest expense, net of capitalized interest 166,202 178,395 675,946 732,924 Depreciation and amortization 157,415 153,118 626,132 621,701 Income tax expense 142,154 130,398 527,424 484,498 Noncash compensation expense (a) 17,526 5,506 70,502 42,592 Equity AFUDC and other noncash items (852) (196) (2,551) (1,681) Adjusted EBITDA $ 967,366 $ 846,594 $ 3,619,674 $ 3,379,740 (a) Years ended Dec. 31, 2022, and 2021, include a loss of $18.8 million and a benefit of $10.4 million, respectively, related to the mark-to-market of investments associated with certain benefit plan investments.

ONEOK Announces 28% Increase in Fourth Quarter 2022 Net Income and 15% Increase in Full- year 2022 Net Income Feb. 27, 2023 Page 19 ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 2023 Guidance Range (Unaudited) (Millions of dollars) Reconciliation of net income to adjusted EBITDA Net income (a) $ 2,260 - $ 2,560 Interest expense, net of capitalized interest 680 - 660 Depreciation and amortization 700 - 680 Income tax expense 715 - 805 Noncash compensation expense 60 - 40 Equity AFUDC and other noncash items 10 - (20) Adjusted EBITDA (a) $ 4,425 - $ 4,725 2023 Guidance Range (Unaudited) (Millions of dollars) Reconciliation of segment adjusted EBITDA to adjusted EBITDA Segment Adjusted EBITDA: Natural Gas Liquids (a) $ 2,795 - $ 2,985 Natural Gas Gathering and Processing 1,180 - 1,260 Natural Gas Pipelines 450 - 480 Adjusted EBITDA (a) $ 4,425 - $ 4,725 (a) Includes a total impact of $539.3 million related to the Medford incident, comprised of a one-time insurance settlement gain of $779.3 million partially offset by an estimated $240 million primarily related to third-party fractionation costs, which ONEOK expects to incur in 2023.